Exhibit 10.2

AMENDMENT NO. 1 TO SUBORDINATION AGREEMENT

This Amendment No. 1 to Subordination Agreement (this "Amendment") is entered into as of August 31, 2017 by and between Apollo Medical Management, Inc. ("Lender") and Maverick Medical Group, Inc. ("Borrower") with reference to the following facts:

WHEREAS, Lender and Borrower originally entered into that certain Subordination Agreement dated as of November 22, 2016 (the "Original Agreement"); and

WHEREAS, the Original Agreement provided, among other things, that Lender would subordinate, to all other present and future creditors, all right, title and interest in and to repayment of a revolving loan in an amount not to exceed Two Million Dollars ($2,000,000) extended by Lender in favor of Borrower (the “Loan”) pursuant to that certain Intercompany Revolving Loan Agreement, dated as of November 22, 2016 (the “Loan Agreement”); and

WHEREAS, Lender and Borrower are entering into that certain Amendment No. 1 to the Intercompany Revolving Loan Agreement on or about the date hereof, a copy of which is attached hereto as Exhibit “A” (the “Loan Agreement Amendment”), pursuant to which the amount of the Loan commitment will be increased to Three Million Dollars ($3,000,000); and

WHEREAS, Lender and Borrower desire to amend the Original Agreement to reflect the Loan Agreement Amendment and the increase in the Loan commitment to Three Million Dollars ($3,000,000).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       All terms not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

2.       Recital C of the Original Agreement is hereby amended and restated to read in full as follows:

In order to assist Borrower, as an RBO, in meeting the financial solvency requirements of the Act and Rules, Lender has loaned or will loan to Borrower, from time to time, an amount or amounts not to exceed Three Million Dollars ($3,000,000) outstanding at any one time (the “Loan”), under the terms and conditions specified in that certain Intercompany Revolving Loan Agreement dated as of even date herewith, as amended by that certain Amendment No. 1 to Intercompany Revolving Loan Agreement dated as of August 31, 2017 (the “Loan Agreement”), a copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference.

3.       Exhibit “A” of the Original Agreement is amended by adding to the end of such exhibit a copy of the Loan Agreement Amendment attached to this Amendment as Exhibit “A”.

4.       Notwithstanding anything in this Agreement or the Loan Agreement to the contrary, this Amendment shall not become effective unless and until the Director of DMHC consents in writing to this Amendment.

5.       Except to the extent expressly provided for herein, all terms and conditions of the Original Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MAVERICK MEDICAL GROUP, INC.

By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

APOLLO MEDICAL MANAGEMENT, INC.

By:	/s/ Mihir Shah
Name: Mihir Shah
Title: Chief Financial Officer

Exhibit “A”

Amendment No. 1 to Intercompany Loan Agreement